Exhibit 10.22

AMENDMENT TO
VANTAGEMED CORPORATION
SERIES          WARRANT TO PURCHASE SHARES
OF COMMON STOCK, PAR VALUE $0.001 PER SHARE

February 16, 2007

This Amendment (this “Amendment”) to VantageMed Corporation Series      Warrants to Purchase Shares of Common Stock, Par Value $0.001 per Share (the “Series      Warrants”) shall, pursuant to Section 21 of the Series     Warrants, be effective as to the holders of Series      Warrants upon the execution of this Amendment by VantageMed Corporation (the “Company”) and the undersigned holders of such Series      Warrants representing the Majority Holders. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Series      Warrants.

1.     Except as otherwise provided herein, the terms of the Series      Warrants will remain in full force and effect.

2.     Effective as of the effective date hereof, each Series      Warrant shall be amended by adding to Section 8 thereto a new subsection (i) as follows:

(i)    Notwithstanding anything to the contrary herein, in the event that the Company shall agree to enter into a merger transaction with another corporation in a transaction in which all of the holders of outstanding shares of Common Stock will exchange their shares solely for the right to receive cash (a “Cash Merger”), the Company will provide to the holders of Series      Warrants at least twenty (20) days written notice of the proposed effective date of such Cash Merger (the “Merger Notice”), which notice shall include in reasonable detail the terms of such merger. To the extent any portion of this Warrant remains unexercised on the effective time of such Cash Merger (the “Effective Time”), this Warrant will terminate and no longer be exercisable. Any exercise of Series      Warrants in the manner provided herein during the period after the date of the Merger Notice but prior to the Effective Time may be conditioned on the occurrence of the Effective Time, and in the event the Cash Merger is terminated prior to the Effective Time, such exercises may be rescinded by the holders without obligation. In the event of any such termination, any cash held by the Company pending the Effective Time representing an exercise amount will be returned to the holder without deduction or set-off.

3.     The undersigned represents that it is the record Holder of Series      Warrants to purchase the number of shares of Common Stock listed next to the undersigned’s name below.

4      This Amendment may be executed in one or more counterparts, including by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

5      This Amendment shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the state or federal courts located in New York City in connection with any matter based upon or arising out of this Amendment or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

VANTAGEMED CORPORATION CORPORATION
By:
Name:
Title:
WARRANTHOLDER:

(Print Warrantholder Name)
By:
(Signature)
Name:
(Print Name)
Title:
Series Warrants beneficially owned:

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